CONTACT:
Jonathan Goldberg, Senior Director of Corporate Development
ir@psemi.com

Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt or Melanie Solomon
415-217-4962; 415-217-4964
Suzanne@blueshirtgroup.com
Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces Second Quarter 2014 Financial Results

•	Second quarter revenue of $47.1 million

•	GAAP second quarter diluted net loss per share of $0.18

•	Non-GAAP second quarter diluted net loss per share of $0.12

San Diego, California, July 28, 2014 -- Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), founder of RF SOI (silicon on insulator) and pioneer of advanced RF solutions, today announced its second quarter 2014 financial results.

Second quarter 2014 revenue was $47.1 million, compared with $52.4 million for the same period in 2013.

As reported under U.S. generally accepted accounting principles (GAAP), second quarter 2014 net loss was $6.0 million, compared with a GAAP net loss of $0.4 million in the same period in 2013. Diluted net loss per share was $0.18 for the second quarter of 2014 compared to a net loss per share of $0.01 for the same period in 2013.

Non-GAAP net loss for the second quarter of 2014 was $4.1 million, or $0.12 per diluted share based on weighted average shares outstanding of 33.3 million. This compares with non-GAAP net income of $1.2 million or $0.03 per diluted share based on weighted average shares outstanding of 35.7 million for the same period in 2013.

Gross margin on a GAAP basis for the second quarter of 2014 was 38.4% of revenue, compared to 39.6% of revenue for the same period in 2013. Gross margin on a non-GAAP basis for the second quarter of 2014 was 39.0% of revenue, compared to 40.0% of revenue for the same period in 2013.

Operating expenses for the second quarter of 2014 were $24.0 million on a GAAP basis and $22.4 million on a non-GAAP basis, compared to $21.0 million on a GAAP basis and $19.6 million on a non-GAAP basis for the second quarter of 2013.

“We reported better than expected revenue this quarter driven by strong growth of LTE smartphones in many global markets,” said James Cable, Chairman and Chief Executive Officer. “In our High Performance Analog business, we are also enjoying strong design win growth and momentum in our sales channel.”

Business Outlook
For the third quarter of 2014, the company expects revenue to be in the range of $40 million to $43 million. Third quarter GAAP gross margin is expected to be in the range of 39% to 41%.

Quarterly Conference Call Today
Jim Cable, President and Chief Executive Officer, and Jay Biskupski, Chief Financial Officer, will host a second quarter 2014 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-8027 (toll free) or 1-760-536-5165 (international). The passcode is 68896637. A live and archived webcast of the call will be available on Peregrine's website at http://investors.psemi.com/ for one week following the live call.

Use of GAAP and Non-GAAP Financial Measures
Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and loss per share information for the three and six months ended June 28, 2014, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements
This press release contains forward looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 28, 2013, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

About Peregrine Semiconductor
Peregrine Semiconductor (NASDAQ: PSMI), founder of RF SOI (silicon on insulator), is a leading fabless provider of high-performance, integrated RF solutions. Since 1988 Peregrine and its founding team have been perfecting UltraCMOS® technology - a patented, advanced form of SOI - to deliver the performance edge needed to solve the RF market's biggest challenges, such as linearity. With products that deliver best-in-class performance and monolithic integration, Peregrine is the trusted choice for market leaders in automotive, broadband, industrial, Internet of Things, military, mobile devices, smartphones, space, test-and-measurement equipment and wireless infrastructure. Peregrine holds more than 180 filed and pending patents and has shipped over 2 billion UltraCMOS units. For more information, visit http://www.psemi.com.

The Peregrine Semiconductor name, logo, and UltraCMOS are registered trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries.

(Tables Follow)

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)
	Three Months Ended		Six Months Ended

	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net revenue	$47,060	$52,365	$88,378	$98,990
Cost of net revenue	28,987	31,646	55,562	58,454
Gross profit	18,073	20,719	32,816	40,536
Operating expense:
Research and development	9,095	10,476	20,479	20,640
Selling, general and administrative	14,902	10,557	28,263	21,277
Total operating expense	23,997	21,033	48,742	41,917
Loss from operations	(5,924)	(314)	(15,926)	(1,381)
Interest income (expense), net	33	(59)	68	(138)
Other income (expense), net	44	(15)	63	(49)
Loss before income taxes	(5,847)	(388)	(15,795)	(1,568)
Provision for income taxes	117	60	162	88
Net loss	$(5,964)	$(448)	$(15,957)	$(1,656)

Basic and diluted net loss per share:	$(0.18)	$(0.01)	$(0.48)	$(0.05)

Shares used to compute basic and diluted net loss per share:	33,274	32,171	33,105	32,048

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	June 28,	December 28,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$19,730	$16,249
Short-term marketable securities	24,891	28,035
Accounts receivable, net	18,178	16,905
Inventories	39,965	53,489
Prepaids and other current assets	5,616	4,085
Total current assets	108,380	118,763
Property and equipment, net	20,404	23,122
Long-term marketable securities	23,989	18,888
Other assets	97	102
Total assets	$152,870	$160,875

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,825	$12,983
Accrued liabilities	11,658	11,829
Accrued compensation	4,125	4,542
Customer deposits	—	916
Deferred revenue	10,243	6,131
Total current liabilities	39,851	36,401

Other long-term liabilities	798	943
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	353,321	348,684
Accumulated deficit	(240,943)	(224,986)
Accumulated other comprehensive loss	(190)	(200)
Total stockholders’ equity	112,221	123,531
Total liabilities and stockholders’ equity	$152,870	$160,875

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
	Six Months Ended
	June 28,	June 29,
	2014	2013
Operating activities
Net loss	$(15,957)	$(1,656)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,596	3,104
Loss on disposal of property and equipment	592	—
Stock-based compensation	3,966	3,126
Imputed interest related to deposit arrangements, net	41	(60)
Amortization of premium and discount on investments, net	153	210
Cash received for lease incentives	—	135
Changes in operating assets and liabilities:
Accounts receivable	(1,183)	(6,780)
Inventories	13,558	(3,191)
Prepaids and other current and noncurrent assets	(1,760)	4,236
Accounts payable and accrued liabilities	(338)	(11,107)
Customer deposits	—	(11,425)
Deferred revenue	4,111	(4,884)
Net cash provided by (used in) operating activities	6,779	(28,292)
Investing activities
Purchase of property and equipment	(891)	(3,900)
Purchase of marketable securities	(18,153)	(8,882)
Sale and maturity of marketable securities	16,040	19,718
Net cash provided by (used in) investing activities	(3,004)	6,936
Financing activities
Payments on obligations under capital leases	—	(12)
Payments on customer deposit financing arrangement	(916)	(4,881)
Proceeds from exercise of stock options	805	734
Payments related to net share settlement of equity awards	(134)	—
Net cash used in financing activities	(245)	(4,159)
Effect of exchange rate changes on cash and cash equivalents	(49)	(1)
Net change in cash and cash equivalents	3,481	(25,516)
Cash and cash equivalents at beginning of period	16,249	44,106
Cash and cash equivalents at end of period	$19,730	$18,590

Peregrine Semiconductor Corporation RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended				Six Months Ended
	June 28, 2014		June 29, 2013		June 28, 2014		June 29, 2013
Gross profit - GAAP	$18,073	38.4%	$20,719	39.6%	$32,816	37.1%	$40,536	40.9%
Non-cash compensation expense (1)	272	0.6	218	0.4	530	0.6	414	0.5
Gross profit - Non-GAAP	$18,345	39.0%	$20,937	40.0%	$33,346	37.7%	$40,950	41.4%
Loss from operations - GAAP	$(5,924)	(12.6)%	$(314)	(0.6)%	$(15,926)	(18.0)%	$(1,381)	(1.4)%
Non-cash compensation expense (1)	1,862	4.0	1,660	3.2	3,966	4.5	3,126	3.2
Income (loss) from operations - Non-GAAP	$(4,062)	(8.6)%	$1,346	2.6%	$(11,960)	(13.5)%	$1,745	1.8%
Net loss - GAAP	$(5,964)	(12.7)%	$(448)	(0.9)%	$(15,957)	(18.1)%	$(1,656)	(1.7)%
Non-cash compensation expense (1)	1,862	4.0	1,660	3.2	3,966	4.5	3,126	3.2
Net income (loss) - Non-GAAP	$(4,102)	(8.7)%	$1,212	2.3%	$(11,991)	(13.6)%	$1,470	1.5%

Diluted net loss per share - GAAP	$(0.18)		$(0.01)		$(0.48)		$(0.05)
Non-cash compensation expense	0.06		0.04		0.12		0.09
Diluted net income (loss) per share - Non-GAAP	$(0.12)		$0.03		$(0.36)		$0.04

Shares used to compute diluted net loss per share - GAAP	33,274		32,171		33,105		32,048
Dilutive effect of stock options and warrants	—		3,514		—		3,659
Shares used to compute diluted net income (loss) per share - Non-GAAP	33,274		35,685		33,105		35,707

(1) Includes stock-based compensation as follows:
	Three Months Ended				Six Months Ended
	June 28, 2014		June 29, 2013		June 28, 2014		June 29, 2013
Cost of net revenue	$272		$218		$530		$414
Research and development	559		480		1,295		997
Selling, general and administrative	1,031		962		2,141		1,715
Total	$1,862		$1,660		$3,966		$3,126

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